EX-23.1
                          CONSENT OF ACCOUNTANT

                        Yount, Hyde & Barbour, P.C.
                         50 South Cameron Street
                         Winchester, Virginia 22602
                              (540) 662-3417


                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Syconet.com, Inc. on Form S-8 of our report, dated April 5, 2001, appearing in the Annual Report on Form 10-KSB of Syconet.com, Inc. for the year ended December 31, 2000, and to all references to our Firm included in this Registration Statement.


/s/  Yount, Hyde & Barbour, P.C.
Yount, Hyde & Barbour, P.C.
Winchester, Virginia
February 6, 2002